Exhibit 99.1
Genpact Reports Full Year and Fourth Quarter 2021 Results
2021 Total Revenue of $4.0 billion, Up 8% (7% on a constant currency basis)1
2021 Global Client Revenue of $3.6 billion, Up 12% (11% on a constant currency basis)1, 2
2021 Diluted EPS of $1.91, Up 22%; Adjusted Diluted EPS3 of $2.45, Up 16%
Quarterly Cash Dividend Increased by 16%

NEW YORK, February 11, 2022 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the fourth quarter and full year ended December 31, 2021.
“We are very pleased with our full year 2021 financial results with revenue, adjusted diluted EPS and cash flow ahead of our expectations. We continued to strategically invest for long-term growth while meaningfully expanding our adjusted operating income margin,” said “Tiger” Tyagarajan, Genpact’s president and CEO. “For the fourth consecutive year our analytics, digital, and consulting businesses, which make up Transformation Services, led our Global Client growth. Our bookings accelerated during 2021, increasing 20% year-over-year. We are very excited about winning 97 new logos during the year that provide great opportunities to expand these relationships. Our attrition stabilized during the fourth quarter. We are proud of our talent management practices and ability to hire at scale.”

Key Financial Highlights – Full Year 2021
•Total revenue was $4.0 billion, up 8% year-over-year (7% on a constant currency basis).1
•Revenue from Global Clients was $3.6 billion, up 12%2 year-over-year (11% on a constant currency basis),1, 2 representing 91% of total revenue, including $39 million of revenue from certain GE-divested businesses that is now included in Global Client revenue. Excluding the revenue from such GE-divested businesses, revenue from Global Clients increased 11% year over year (10% on a constant currency basis).1
•Revenue from GE businesses was $376 million, down 18% year-over-year, representing 9% of total revenue. This excludes $39 million of revenue from certain GE-divested businesses that is now included as Global Client revenue. If the revenue from these GE-divested businesses had been counted as GE revenue in the full year of 2021, revenue from GE businesses would have decreased 10% year-over-year.
•Net income was $369 million, up 20% year-over-year, with a corresponding margin of 9.2%.
•Diluted earnings per share was $1.91, up 22% year-over-year, and adjusted diluted earnings per share3 was $2.45, up 16% year-over-year.
•Income from operations was $509 million, up 16% year-over-year, with a corresponding margin of 12.7%. Adjusted income from operations was $663 million, up 13% year-over-year, with a corresponding margin of 16.5%.4
•New bookings were approximately $3.7 billion, up 20% year-over-year.5
1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Global Client revenue for the fourth quarter and year ended 2021 includes revenue from certain businesses divested by GE that we continue to serve as Global Clients. Revenue from such businesses has been counted as Global Client revenue beginning January 1, 2021.
3 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
4 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.
5 New bookings, an operating measure, represents the total contract value of new contracts and certain renewals, extensions and changes to existing contracts. Regular renewals of contracts with no change in scope are not counted as new bookings.

•Cash generated from operations was $694 million, up 19% from $584 million in 2020.
•Genpact repurchased approximately 6.6 million of its common shares for total consideration of approximately $298 million at an average price per share of $45.32.

Key Financial Highlights – Fourth Quarter 2021
•Total revenue was $1.1 billion, up 13% year-over-year, both on an as reported and constant currency basis.1
•Revenue from Global Clients was $979 million, up 16% year-over-year, both on an as reported and constant currency basis,1 representing 91% of total revenue, including $9 million of revenue from certain GE-divested businesses that is now included in Global Client revenue. Excluding the revenue from such GE-divested businesses, revenue from Global Clients increased 15% year-over-year both on an as reported and constant currency basis.1
•Revenue from GE businesses was $93 million, down 14% year-over-year, representing 9% of total revenue. This excludes $9 million of revenue from certain GE-divested businesses that is now included as Global Client revenue. If the revenue from these GE-divested businesses had been counted as GE revenue in the fourth quarter of 2021, revenue from GE businesses would have declined 6% year-over-year.
•Net income was $73 million, down 3% year-over-year, with a corresponding margin of 6.8%.
•Diluted earnings per share was $0.38, flat year-over-year, and adjusted diluted earnings per share3 was $0.54, up 6% year-over-year.
•Income from operations was $112 million, down 1% year-over-year, with a corresponding margin of 10.4%. Adjusted income from operations was $154 million, up 4% year-over-year, with a corresponding margin of 14.4%.4
•Cash generated from operations was $247 million, up 55% from $159 million in the fourth quarter of 2020.
•Genpact repurchased approximately 2.98 million of its common shares during the quarter for total consideration of approximately $151 million at an average price per share of $50.56.

Capital Allocation
•Genpact’s Board of Directors declared a quarterly cash dividend for the first quarter of 2022 of $0.125, a 16% increase, payable on March 23, 2022 to shareholders of record as of the close of business on March 10, 2022. This represents a planned annual dividend of $0.50 per common share, increased from $0.43 per common share in 2021.

Full Year 2022 Outlook
Genpact expects:
•Total revenue of $4.3 billion to $4.4 billion, up 7.0% to 9.0%, or 8.0% to 10.0% on a constant currency basis.1
•Global Client revenue growth in the range of 8.0% to 11.0%, or 9.0% to 12.0% on a constant currency basis.1
•Adjusted income from operations margin6 of 16.0% to 16.5%.
•Adjusted diluted EPS7 of $2.53 to $2.71.

Conference Call to Discuss Financial Results
Genpact’s management will host an hour-long conference call beginning at 8:00 a.m. ET on February 11, 2022 to discuss the company’s performance for the fourth quarter and full year ended December 31, 2021. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Callers will be prompted to enter the conference ID, 4953356. A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

6 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.
7Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact
Genpact (NYSE: G) is a global professional services firm that makes business transformation real. Led by our purpose -- the relentless pursuit of a world that works better for people -- we drive digital-led innovation and digitally enabled intelligent operations for our clients. Guided by our experience reinventing and running thousands of processes for hundreds of clients, many of them Global Fortune 500 companies, we drive real-world transformation at scale. We think with design, dream in digital, and solve problems with data and analytics. Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 100,000+ of us. From New York to New Delhi, and more than 30 countries in between, we connect every dot, reimagine every process, and reinvent the ways companies work. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.
Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for 2022, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to the impact of the COVID-19 pandemic on our business and on our employees, clients, partners and suppliers, our ability to attract and retain skilled professionals, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation and other laws and regulations, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry, political, economic or business conditions in countries in which we operate, including the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Siya Belliappa +1 (718) 561-9843 siya.belliappa@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2020	As of December 31, 2021
Assets
Current assets
Cash and cash equivalents	$680,440	$899,458
Accounts receivable, net of allowance for credit losses of $27,707 and $24,329 as of December 31, 2020 and 2021, respectively	881,020	887,742
Prepaid expenses and other current assets	187,408	134,441
Total current assets	$1,748,868	$1,921,641

Property, plant and equipment, net	231,122	215,089
Operating lease right-of-use assets	304,714	270,603
Deferred tax assets	106,674	106,322
Intangible assets, net	236,732	169,635
Goodwill	1,695,688	1,731,027
Contract cost assets	225,897	238,794
Other assets, net of allowance for credit losses of $3,134 and $3,711 as of December 31, 2020 and 2021, respectively	323,818	322,158
Total assets	$4,873,513	$4,975,269

Liabilities and equity
Current liabilities
Short-term borrowings	$250,000	$—
Current portion of long-term debt	33,537	383,433
Accounts payable	13,910	24,984
Income taxes payable	41,941	47,353
Accrued expenses and other current liabilities	806,769	791,440
Operating leases liability	56,479	61,591
Total current liabilities	$1,202,636	$1,308,801

Long-term debt, less current portion	1,307,371	1,272,476
Operating leases liability	289,363	247,707
Deferred tax liabilities	1,516	3,942
Other liabilities	238,398	245,210
Total liabilities	$3,039,284	$3,078,136

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 189,045,661 and 185,336,357 issued and outstanding as of December 31, 2020 and 2021, respectively	1,885	1,847
Additional paid-in capital	1,636,026	1,717,165
Retained earnings	741,658	732,474
Accumulated other comprehensive income (loss)	(545,340)	(554,353)
Total equity	$1,834,229	$1,897,133

Total liabilities and equity	$4,873,513	$4,975,269

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended December 31,
	2019	2020	2021
Net revenues	$940,739	$950,568	$1,072,277
Cost of revenue	630,648	613,645	702,656
Gross profit	$310,091	$336,923	$369,621
Operating expenses:
Selling, general and administrative expenses	212,650	207,860	244,858
Amortization of acquired intangible assets	9,047	11,670	13,824
Other operating (income) expense, net	(31,124)	4,340	(986)
Income from operations	$119,518	$113,053	$111,925
Foreign exchange gains (losses), net	4,083	(4,129)	1,140
Interest income (expense), net	(9,971)	(10,888)	(13,236)
Other income (expense), net	719	2,292	3,929
Income before income tax expense	$114,349	$100,328	$103,758
Income tax expense	32,151	25,346	30,673
Net income	$82,198	$74,982	$73,085
Earnings per common share
Basic	$0.43	$0.40	$0.39
Diluted	$0.42	$0.38	$0.38
Weighted average number of common shares used in computing earnings per common share
Basic	190,083,647	189,470,107	187,373,174
Diluted	196,592,325	194,823,683	193,191,605

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Year ended December 31,
	2019	2020	2021
Net revenues	$3,520,543	$3,709,377	$4,022,211
Cost of revenue	2,294,688	2,418,137	2,590,252
Gross profit	$1,225,855	$1,291,240	$1,431,959
Operating expenses:
Selling, general and administrative expenses	794,901	789,849	865,715
Amortization of acquired intangible assets	32,612	43,343	58,448
Other operating (income) expense, net	(31,034)	19,331	(1,203)
Income from operations	$429,376	$438,717	$508,999
Foreign exchange gains (losses), net	7,729	7,482	12,669
Interest income (expense), net	(43,458)	(48,960)	(51,434)
Other income (expense), net	5,786	3,238	12,895
Income before equity-method investment activity, net and income tax expense	$399,433	$400,477	$483,129
Equity-method investment activity, net	(16)	—	—
Income before income tax expense	$399,417	$400,477	$483,129
Income tax expense	94,536	92,201	113,681
Net income	$304,881	$308,276	$369,448
Earnings per common share
Basic	$1.60	$1.62	$1.97
Diluted	$1.56	$1.57	$1.91
Weighted average number of common shares used in computing earnings per common share
Basic	190,074,475	190,396,780	187,802,219
Diluted	195,160,855	195,780,971	192,961,841

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)(In thousands)

	Year ended December 31,
	2019	2020	2021
Operating activities
Net income	$304,881	$308,276	$369,448
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,101	116,499	109,124
Amortization of debt issuance costs(including loss on extinguishment of debt)	1,779	2,248	2,678
Amortization of acquired intangible assets	32,612	43,343	58,448
Write-down of intangible assets and property, plant and equipment	3,511	14,083	915
Reserve for doubtful receivables/ allowance for credit losses	7,443	5,707	1,487
Unrealized loss (gain) on revaluation of foreign currency asset/liability	(5,171)	9,578	(8,304)
Stock-based compensation expense	83,885	74,008	81,968
Deferred tax benefit	(16,315)	(22,587)	(9,263)
Write-down of operating lease right-of-use assets and other assets	—	18,084	—
Gain on exchange of non-monetary asset	(31,380)	—	—
Others, net	(2,213)	(1,291)	623
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	(121,983)	42,505	(11,803)
(Increase) decrease in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(69,813)	(99,852)	83,432
Increase (decrease) in accounts payable	(21,375)	(12,480)	11,740
Increase (decrease) in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	157,580	87,180	(2,057)
Increase (decrease) in income taxes payable	8,346	(993)	5,845
Net cash provided by operating activities	$427,888	$584,308	$694,281
Investing activities
Purchase of property, plant and equipment	(74,927)	(70,170)	(53,341)
Payment for internally generated intangible assets (including intangibles under development)	(33,834)	(10,201)	(3,907)
Proceeds from sale of property, plant and equipment and intangibles assets	1,750	607	6,384
Proceeds from sale of equity affiliates	2,168	—	—
Payment for business acquisitions, net of cash acquired	(252,276)	(186,633)	(72,025)
Proceed from sale of investment	—	—	142
Net cash (used for) investing activities	$(357,119)	$(266,397)	$(122,747)
Financing activities
Repayment of finance lease obligations	(7,380)	(10,567)	(13,926)
Payment of debt issuance costs	(2,317)	(620)	(3,029)
Proceeds from long-term debt	400,000	—	350,000
Repayment of long-term debt	(34,000)	(34,000)	(34,002)
Proceeds from short-term borrowings	400,000	610,000	—
Repayment of short-term borrowings	(625,000)	(430,000)	(250,000)
Proceeds from issuance of common shares under stock-based compensation plans	19,670	25,135	35,051
Payment for net settlement of stock-based awards	(3,850)	(34,083)	(35,717)
Payment of earn-out consideration	(12,790)	(6,552)	(2,556)
Dividend paid	(64,671)	(74,212)	(80,479)
Payment for stock repurchased and retired (including expenses related to stock repurchase)	(30,015)	(137,112)	(298,219)
Others		—	(6)
Net cash provided by (used for) financing activities	$39,647	$(92,011)	$(332,883)
Effect of exchange rate changes	(11,716)	(12,556)	(19,663)
Net increase in cash and cash equivalents	110,416	225,900	238,651
Cash and cash equivalents at the beginning of the period	368,396	467,096	680,440
Cash and cash equivalents at the end of the period	$467,096	$680,440	$899,458
Supplementary information
Cash paid during the period for interest (including interest rate swaps)	$45,084	$49,101	$46,348
Cash paid during the period for income taxes, net of refunds	$104,217	$193,946	$31,761
Property, plant and equipment acquired under finance lease obligations	$5,008	$29,526	$286
Non-cash transaction: Gain on exchange of non-monetary asset	$(31,380)	$—	$—

Non-GAAP Financial Measures
To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:
•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.
These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.
Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles recorded at the company’s formation in 2004 for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.
Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. As a result of the COVID-19 pandemic, during the second and third quarters of 2020 the Company initiated several restructuring measures. In connection with the restructuring, the Company recorded non-recurring charges related to the following: i) right-of-use lease assets and other assets related to certain abandoned leased office properties in the second quarter of 2020 and ii) employee severance costs related to a focused reduction in Genpact's workforce in the second and third quarters of 2020. Genpact's management believes that excluding such charges provides useful information to both management and investors regarding the Company's financial performance and underlying business trends. Additionally, in its calculations of non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains, losses and impairment charges attributable to equity-method investments from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management adds back adjusted stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and restructuring expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.
Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.
A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months and years ended December 31, 2020 and 2021:
Reconciliation of Net income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended December 31,		Year ended December 31,
	2020	2021	2020	2021
Net income	$74,982	$73,085	$308,276	$369,448
Foreign exchange (gains) losses, net	4,129	(1,140)	(7,482)	(12,669)
Interest (income) expense, net	10,888	13,236	48,960	51,434
Income tax expense	25,346	30,673	92,201	113,681
Stock-based compensation expense	18,190	23,364	74,008	81,968
Amortization and impairment of acquired intangible assets	11,430	13,664	43,648	57,641
Restructuring expenses	—	—	26,547	—
Acquisition-related expenses	2,650	1,177	2,650	1,177
Adjusted income from operations	$147,615	$154,059	$588,808	$662,680
Net income margin	7.9%	6.8%	8.3%	9.2%
Adjusted income from operations margin	15.5%	14.4%	15.9%	16.5%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended December 31,		Year ended December 31,
	2020	2021	2020	2021
Income from operations	$113,053	$111,925	$438,717	$508,999
Stock-based compensation expense	18,190	23,364	74,008	81,968
Amortization and impairment of acquired intangible assets	11,430	13,664	43,648	57,641
Acquisition-related expenses	2,650	1,177	2,650	1,177
Other income (expense), net	2,292	3,929	3,238	12,895
Restructuring expenses	—	—	26,547	—
Adjusted income from operations	$147,615	$154,059	$588,808	$662,680
Income from operations margin	11.9%	10.4%	11.8%	12.7%
Adjusted income from operations margin	15.5%	14.4%	15.9%	16.5%

Reconciliation of Diluted EPS to Adjusted Diluted EPS8
(Per share data)

	Three months ended December 31,		Year ended December 31,
	2020	2021	2020	2021
Diluted EPS	$0.38	$0.38	$1.57	$1.91
Stock-based compensation expense	0.09	0.12	0.38	0.42
Amortization and impairment of acquired intangible assets	0.06	0.07	0.22	0.30
Acquisition-related expenses	0.01	0.01	0.01	0.01
Restructuring expenses	—	—	0.14	—
Tax impact on stock-based compensation expense	(0.03)	(0.02)	(0.11)	(0.11)
Tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.01)	(0.06)	(0.07)
Tax impact on acquisition-related expenses	(0.00)	(0.00)	(0.00)	(0.00)
Tax impact on restructuring expenses	—	—	(0.03)	—
Adjusted diluted EPS	$0.51	$0.54	$2.12	$2.45

8 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2022:

Reconciliation of Outlook for Net income Margin to Adjusted Income from Operations Margin9

	Year ending December 31, 2022
	Lower	Upper
Net income margin	9.2%	9.7%
Estimated interest (income) expense, net	1.1%	1.0%
Estimated income tax expense	2.9%	3.0%
Estimated stock-based compensation expense	1.8%	1.8%
Estimated amortization of acquired intangible assets	1.0%	1.0%
Adjusted income from operations margin	16.0%	16.5%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from Operations Margin9

	Year ending December 31, 2022
	Lower	Upper
Income from operations margin	13.1%	13.6%
Estimated stock-based compensation expense	1.8%	1.8%
Estimated amortization and impairment of acquired intangible assets	1.0%	1.0%
Estimated other income (expense), net	0.1%	0.1%
Adjusted income from operations margin	16.0%	16.5%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS9
(Per share data)

	Year ending December 31, 2022
	Lower	Upper
Diluted EPS	$2.06	$2.24
Estimated stock-based compensation expense	0.41	0.41
Estimated amortization of acquired intangible assets	0.23	0.23
Estimated tax impact on stock-based compensation expense	(0.11)	(0.11)
Estimated tax impact on amortization of acquired intangible assets	(0.06)	(0.06)
Adjusted diluted EPS	$2.53	$2.71

9 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.